Exhibit 99.1

Signature Page

KKR ALTERNATIVE ASSETS LLC By: /s/ Christopher Lee Name: Christopher Lee Title: Secretary	03/04/2025

KKR GROUP ASSETS HOLDINGS II L.P. By: KKR Group Assets II GP LLC, its general partner By: /s/ Christopher Lee Name: Christopher Lee Title: Secretary	03/04/2025

KKR GROUP ASSETS II GP LLC By: /s/ Christopher Lee Name: Christopher Lee Title: Secretary	03/04/2025

KKR GROUP PARTNERSHIP L.P. By: KKR Group Holdings Corp., its general partner By: /s/ Christopher Lee Name: Christopher Lee Title: Secretary	03/04/2025

KKR GROUP HOLDINGS CORP. By: /s/ Christopher Lee Name: Christopher Lee Title: Secretary	03/04/2025

KKR GROUP CO. INC. By: /s/ Christopher Lee Name: Christopher Lee Title: Secretary	03/04/2025

KKR & CO. INC. By: /s/ Christopher Lee Name: Christopher Lee Title: Secretary	03/04/2025

KKR MANAGEMENT LLP By: /s/ Christopher Lee Name: Christopher Lee Title: Assistant Secretary	03/04/2025

HENRY R. KRAVIS By: /s/ Christopher Lee Name: Christopher Lee Title: Attorney-in-fact	03/04/2025

GEORGE R. ROBERTS By: /s/ Christopher Lee Name: Christopher Lee Title: Attorney-in-fact	03/04/2025